UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2022

Techpoint, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55843	80-0806545
(State or other jurisdiction of incorporation or organization)	Commission File Number:	(I.R.S. Employer Identification No.)

2550 N. First Street, #550 San Jose, CA USA (408) 324-0588	95131
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Japanese Depositary Shares, each representing one Common Stock Share, $0.0001 par value per share	M-6697	Tokyo Stock Exchange (Growth Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02 Results of Operations and Financial Condition

The information under the caption “Non-GAAP Financial Information” in Item 7.01 below is incorporated by reference into this Item 2.02.

Item 7.01 Regulation FD Disclosure.

The Tanshin is substantially the same as the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, except the following supplemental information is provided:

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Financial Results Forecast - In the Tanshin, the Company included the financial result forecast for the year ending December 31, 2022. The forecasted financial results in the tables below did not change as compared to the forecasted financial results for the year ending December 31, 2022 presented in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2022.

The following table contains the forecasted financial results for the year ending December 31, 2022 (in thousands, except for per share amounts):

Year Ending December 31,	Revenue	Income from operations	Income before income taxes	Net income	Non-GAAP Net Income (1)
2022	$71,469	$19,882	$19,922	$17,133	$19,313

Year Ending December 31,	Basic EPS (1)	Diluted EPS (1)	Non-GAAP Basic EPS	Non-GAAP Diluted EPS
2022	$0.94	$0.89	$1.06	$1.01

(1) The forecasted basic and diluted Earnings Per Share, or EPS, for the year ending December 31, 2022 was computed using forecasted weighted average shares outstanding for the year ending December 31, 2022. The forecasted non-GAAP amounts exclude stock-based compensation of $2.2 million (¥250.8 million), net of the related income tax impact, using an assumed 14.00% effective tax rate.

The Company’s forecasts are made in U.S. dollars.

For the third quarter of 2022, automotive revenue was $8.7 million, an increase of 5% as compared to the same quarter of 2021, and security surveillance revenue was $6.8 million, a decrease of 23% as compared to the same quarter of 2021. For the nine months ended September 30, 2022, automotive revenue was $27.8 million, an increase of 22% as compared to the same period of 2021, and security surveillance revenue was $20.8 million, a decrease of 15% as compared to the same period of 2021.  Gross margins increased slightly during the third quarter of 2022 as compared to the previous year from 54% to 55% and by 2% from 54% to 56% for the nine months ending September 30, 2022 as compared to the same period of 2021, due to changes in product mix and market mix.  The lockdown in Shanghai and supply chain difficulties eased during the third quarter of 2022.

The Company is still seeing weakness in product demand in the fourth quarter of 2022 due to inventory adjustments by its customers. This weakness in product demand may continue into the first half of 2023 and impact our original revenue plan provided in February 2022. However, the Company expects the impact to be somewhat mitigated since new design-wins are in the process of migrating to volume production, which will partially offset the potential impact of the current weakness in product demand. As a result, the Company believes that revenue of the fourth quarter will exceed that of the third quarter and the impacts to the forecasted 2022 annual revenue could be a decrease of several percentage points with minimal impact, if any, to net income. The Company strongly believes that it has not lost any significant business and that the major causes adversely impacting market demand include inventory adjustments at customer end, a lack of semiconductors manufactured by other suppliers and world-wide inflationary pressures.

The Company began distributing samples of its newly developed products in the third quarter of 2022 and will continue to distribute these products, consisting of the CMOS Image Sensor and semiconductors of door-phone, into the fourth quarter of 2022. The Company expects to begin volume production in 2023.  Additionally, as semiconductor demand decreases worldwide in response to slowing economies, the available manufacturing capacity for the Company’s new product line increases. Therefore, the Company believes it will be able to secure sufficient manufacturing capacity for the CMOS Image Sensor and other new products in 2023.

Covid-19 Considerations - Since it is difficult to predict the future spread of COVID-19 and the timing of its cessation, the Company has provided its forecast figures based on the assumption that COVID-19 will continue to have the same level of impact during fiscal year 2022 as it does at present.

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Non-GAAP Financial Information - In the Tanshin, the Company presents non-GAAP income from operations and non-GAAP net income based on the exclusion of stock-based compensation expense and the related tax impact.

The following tables contain a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures (in thousands):

Nine Months Ended September 30, 2022	Income from operations	Net income
GAAP	$14,098	$12,634
Stock-based compensation expense	1,410	1,410
Adjustment for taxes (1)	—	(144)
Non-GAAP	$15,508	$13,900

(1) Adjustment for taxes based on a 10.20% effective tax rate, which is our assumed effective tax rate for fiscal 2022 as of September 30, 2022.

Nine Months Ended September 30, 2021	Income from operations	Net income
GAAP	$14,607	$12,735
Stock-based compensation expense	1,317	1,317
Adjustment for taxes (1)	—	(171)
Non-GAAP	$15,924	$13,881

(1) Adjustment for taxes based on a 13.02% effective tax rate, which was our assumed effective tax rate for fiscal 2021 as of September 30, 2021.

Note on non-GAAP financial information: The Company uses non-GAAP measures of adjusted income from operations and net income, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company’s management believes that non-GAAP results provide useful information to the Company’s board of directors, management and investors as these non-GAAP results exclude certain expenses that management believes are not indicative of the Company’s core operating results and can be impacted by factors beyond management’s direct control, such as the market price of the Company’s Japanese Depositary Shares. These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in the Company’s industry. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures on a forward-looking basis is not available due to high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures.

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In the Tanshin, financial statements denominated in Japanese yen are disclosed as supplementary information. The amounts were translated at 144.81 Japanese yen per U.S. dollar, which was the Telegraphic Transfer Middle Rate as per MUFG Bank, Ltd. (formerly Bank of Mitsubishi UFJ) as of September 30, 2022.

Audit Procedures:

This Tanshin is not in the scope of audit procedures by the Company’s independent auditors under the Financial Instruments and Exchange Act of Japan. Additionally, as of the date of this Tanshin, audit procedures performed in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) in the United States have yet to be completed. The Company’s independent auditors have not compiled or been involved in the preparation of the forecasted financial results for the year ending December 31, 2022. Accordingly, they assume no responsibility for the accuracy or presentation of this information.

Forward-Looking Statements

The Tanshin and this Current Report include forward-looking statements that involve a number of risks and uncertainties, many of which are beyond the Company’s control. The Company’s actual results may differ from those anticipated or expressed in these forward-looking statements as a result of various factors, including those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission, and the differences may be material. All statements other than statements of historical facts contained in the Tanshin and this Current Report, including statements regarding our future results of operations and financial position, revenue forecast, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate”, “believe,” “continue,” “could,” “design,” “estimate,” “intend,” “may,” “plan,” “project,” “will,” or the negative version of these words and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the following:

•	our future financial performance, including our revenue, cost of sales and operating expenses;
•	our market opportunity and our ability to effectively manage or sustain our growth;
•	our ability to attract and retain end-customers in our current or future target markets;
•	our ability to continue to develop new technologies and obtain and maintain intellectual property rights protecting such technologies;
•	our ability to form and expand partnerships with technology partners and consulting partners;
•	our ability to maintain, protect and enhance our intellectual property;
•	our ability to successfully defend litigation brought against us;
•	new product releases and timing;
•	anticipated trends, key factors and challenges in our business and the competition that we face;
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the impact of the COVID-19 pandemic, uncertainty and volatility in the macroeconomic environment, including inflationary pressures, changes in the political or economic environment, including geopolitical conflicts on our business and the success of any measures we have taken or may take in the future in response thereto;

•	laws and regulations applicable to our business, including export restrictions and measures taken by government authorities in response to the COVID-19 pandemic;
•	our liquidity and working capital requirements; and
•	our expectations regarding future expenses and investments.

In light of these risks, uncertainties and assumptions the forward-looking events and circumstances discussed in the Tanshin and this Current Report may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Any forward-looking statement made by us in the Tanshin and this Current Report speaks only as of the date on which it is made. We do not intend to update any of these forward-looking statements after the date of the Tanshin and this Current Report, except as required by law.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Techpoint, Inc.

Date: November 10, 2022	By:	/s/ Fumihiro Kozato
Fumihiro Kozato
President and Chief Executive Officer (Principal Executive Officer)

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